Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong Third Quarter Earnings
Year-over-year revenues up 11.1%
Adjusted EPS of 61 cents per diluted share
     JACKSONVILLE, Fla. – October 29, 2008 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage industry, today reported consolidated revenues of $472.7 million for third quarter 2008, an increase of 11.1% compared to third quarter 2007, and net earnings of $51.3 million or 54 cents per share.
     Adjusted net earnings for third quarter 2008 were $57.8 million, or 61 cents per share, compared to $59.7 million, or 61 cents per share in third quarter 2007. Adjusted net earnings in the current quarter were impacted by $4.2 million in after-tax incremental public company costs incurred as a result of LPS being spun-off on July 2, 2008. Also, these results include an adjustment for purchase amortization of 7 cents per share for third quarter 2008 while adjustments for the prior year quarter included pro forma interest expense of 15 cents per share and purchase amortization of 7 cents per share.
     “LPS had strong results in its first quarter as a stand-alone company despite challenging market conditions and a difficult macro-economic environment affecting some of its businesses. With its strong market position and unique capabilities, LPS remains well-positioned to grow in the fourth quarter and beyond,” said William P. Foley II, Chairman of LPS. “Overall, third quarter earnings were in line with expectations. Continued strong results in our Default Services business more than offset a decline in our Loan Facilitation services,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $110.9 million in the quarter compared to $112.3 million in third quarter 2007.
     Pro forma adjusted free cash flow (net cash provided by operating activities including the pro forma interest expense noted earlier, minus additions to property and equipment and capitalized software) for the nine months ended September 30, 2008 was $184.1 million compared to $115.6 million for the same period in 2007, primarily due to lower working capital requirements.
Technology, Data and Analytics
     Revenue for the segment of $139.0 million compared to $139.8 million in third quarter 2007 while operating income of $49.2 million was $4.1 million above the prior year quarter. Mortgage Processing revenue of $83.6 million compared to $81.3 million in third quarter 2007, primarily due to higher sales of activity based services. Other TD&A revenues were $55.4 million compared to $58.6 million in the prior year, mainly due to declines in loan origination software offerings, partially offset by strong growth in our Desktop application. Overall operating income improved primarily due to higher contributions from Mortgage Processing and Desktop, partially offset by fewer sales of higher margin loan origination software offerings.
Loan Transaction Services
     For the quarter, revenues of $335.4 million compared to $289.3 million in third quarter 2007 while operating income of $77.3 million compared to $76.3 million in the prior year period. Loan Facilitation Services revenues of $93.5 million declined 43.8% compared to the same period last year, mainly due to continued weakness in the refinance and origination markets, which resulted in lower appraisal and settlement service volumes and decreased tax and other loan origination related revenues. Default Services, on the other hand, more than offset this decline with revenues of $241.8 million which grew 97.1% over third quarter 2007, primarily due to strong growth in the default market and our ability to continue to expand market share. Overall operating income grew due to higher income in Default Services, partially offset by lower contributions from some of our loan origination related services like appraisal, settlement, tax and our property exchange business.
Other Items
     Net corporate expenses totaled $15.6 million compared to $9.2 million in third quarter 2007 primarily due to the incremental public company costs of $6.8 million in the current quarter.
     The company announced that its Board of Directors had authorized a share repurchase program of $75 million which is effective immediately subject to the standard black-out restrictions. The company also noted that due to restrictions in its debt covenants, it is limited to repurchases of $20 million in 2008.
Outlook
     “We’re off to a solid start as an independent public company. While the broader economy, and the real estate market in particular, remain challenging, LPS has a strong presence in each of its markets and remains well positioned to grow profitably,” said Carbiener. “Given our strong results year-to-date, we now expect 2008 revenue growth to be in the 10% range and fourth quarter 2008 adjusted earnings to be in the 62-64 cents per diluted share range.”
Use of Non-GAAP Financial Information
     LPS reports several non-GAAP measures, including adjusted net earnings and adjusted free cash flow. The adjusted results exclude acquisition related amortization costs and include pro forma debt related interest expenses. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Wednesday, October 29, 2008, at 5:00 pm Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through November 5, 2008 by dialing 888-203-1112 (access code: 5345174).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’s Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including seven of the top 10 and 16 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, please visit www.lpsvcs.com.

Forward Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. (“FIS”), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10 and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Earnings
(In thousands)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Processing and services revenues	$472,678	$425,464	$1,385,784	$1,251,902

Cost of revenues	302,081	261,655	887,218	788,478

Selling, general and administrative expenses	59,746	51,528	178,745	160,600

Operating income	110,851	112,281	319,821	302,824

Other income (expense):
Interest income	476	427	1,039	1,172
Interest expense	(24,565)	(34)	(24,623)	(111)
Other income, net	(5)	—	277	—

Total other income (expense)	(24,094)	393	(23,307)	1,061

Earnings before income taxes, equity in losses of unconsolidated entity and minority interest	86,757	112,674	296,514	303,885
Provision for income taxes	33,662	43,610	115,048	117,620

Earnings before equity in losses of unconsolidated entity and minority interest	53,095	69,064	181,466	186,265
Equity in losses of unconsolidated entity	(1,484)	(794)	(3,854)	(2,514)
Minority interest	(330)	(279)	(1,053)	(715)

Net earnings	$51,281	$67,991	$176,559	$183,036

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Balance Sheets
(In thousands)

	Sept 30, 2008	December 31,
	(Unaudited)	2007
Assets
Current assets:

Cash and cash equivalents	$49,417	$39,566
Trade receivables, net of allowance for doubtful accounts	371,098	286,236
Other receivables	15,582	7,971
Due from affiliates	1,082	—
Prepaid expenses and other current assets	22,387	33,323
Deferred income taxes	34,640	40,440

Total current assets	494,206	407,536

Property and equipment, net of accumulated depreciation and amortization	92,473	95,620
Goodwill	1,086,606	1,078,154
Intangible assets, net of accumulated amortization	93,481	118,129
Computer software, net of accumulated amortization	150,170	150,372
Other non-current assets	133,049	112,232

Total assets	$2,049,985	$1,962,043

Liabilities and Stockholders’ Equity
Current liabilities:

Trade accounts payable	$32,367	$19,499
Accrued salaries and benefits	33,629	22,908
Recording and transfer tax liabilities	16,708	10,657
Due to affiliates	1,030	—
Other accrued liabilities	102,737	57,053
Current portion of long-term debt	110,105	—
Deferred revenues	53,946	58,076

Total current liabilities	350,522	168,193

Deferred revenues	32,866	23,146
Deferred income taxes	45,249	55,196
Long-term debt, less current portion	1,438,625	—
Other long-term liabilities	21,439	34,419

Total liabilities	1,888,701	280,954

Minority interest	11,103	10,050

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2008 or December 31, 2007	—	—
Common stock $0.0001 par value; 500 million shares authorized, 95.3 million shares issued at September 30, 2008	9	—
Treasury stock $0.0001 par value; 7,000 shares at September 30, 2008	(241)	—
Additional paid-in capital	101,640	—
Retained earnings	48,738	—
FIS’s equity	—	1,671,039
Accumulated other comprehensive earnings	35	—

Total stockholders’ equity	150,181	1,671,039

Total liabilities and stockholders’ equity	$2,049,985	$1,962,043

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Cash Flows
(In thousands)

	Nine months ended
	Sept 30,
	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net earnings	$176,559	$183,036

Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	68,395	77,852
Amortization of debt issuance costs	1,509	—
Deferred income taxes	3,968	13,688
Stock-based compensation cost	14,910	10,822
Income tax benefit from exercise of stock options	(512)	—
Equity in losses of unconsolidated entity	3,854	2,514
Minority interest	1,053	715
Changes in assets and liabilities, net of effects from acquisitions
Net increase in trade receivables	(84,167)	(70,052)
Net (increase) decrease in other receivables	(7,612)	23,603
Net decrease (increase) in prepaid expenses and other assets	8,631	(6,953)
Net increase in deferred contract costs	(3,955)	(18,776)
Net decrease (increase) in deferred revenue	5,342	(24,272)
Net decrease in accounts payable, accrued liabilities and other liabilities	59,317	2,971

Net cash provided by operating activities	247,292	195,148

Cash flows from investing activities:
Additions to property and equipment	(14,657)	(5,072)
Additions to capitalized software	(23,685)	(29,412)
Acquisitions, net of cash acquired	(15,488)	(37,305)

Net cash used in investing activities	(53,830)	(71,789)

Cash flows from financing activities:
Borrowings	1,610,700	—
Debt service payments	(61,993)	—
Capitalized debt issuance costs	(24,882)	—
Net distributions to FIS	(1,699,855)	(143,843)
Stock options exercised	1,433	—
Income tax benefit from exercise of stock options	512	—
Dividends paid	(9,526)	—

Net cash used in financing activities	(183,611)	(143,843)

Net increase (decrease) in cash and cash equivalents	9,851	(20,484)
Cash and cash equivalents, beginning of period	39,566	47,783

Cash and cash equivalents, end of period	$49,417	$27,299

Cash paid for interest	$15,543	$—

Cash paid for income taxes	$720	$—

Non-cash contribution of stock compensation from FIS	$9,120	$10,822

Non-cash contribution for Espiel acquisition	$—	$6,000

Non-cash redistribution of assets to FIS	$(23,064)	$—

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Nine Months Ended
	Sept 30,		Quarter Ended							Full Year
	2008	2007	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. Revenues

Technology, Data and Analytics (TD&A):
Mortgage Processing	$245,820	$246,787	$83,592	$82,062	$80,166	$92,883	$81,256	$83,233	$82,298	$339,670
Other TD&A	170,712	177,447	55,372	59,682	55,658	53,029	58,593	58,776	60,078	230,476

Total	416,532	424,234	138,964	141,744	135,824	145,912	139,849	142,009	142,376	570,146

Loan Transaction Services:
Loan Facilitation Services	369,874	501,969	93,545	125,124	151,205	150,889	166,546	177,710	157,713	652,858
Default Services	608,092	328,216	241,844	197,223	169,025	144,805	122,710	103,967	101,539	473,021

Total	977,966	830,185	335,389	322,347	320,230	295,694	289,256	281,677	259,252	1,125,879

Corporate and Other	(8,714)	(2,517)	(1,675)	(3,711)	(3,328)	(2,940)	(3,641)	1,324	(200)	(5,457)

Total Revenue	$1,385,784	$1,251,902	$472,678	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428	$1,690,568

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	-0.4%	3.4%	2.9%	-1.4%	-2.6%	13.9%	-1.9%	5.8%	1.0%	4.7%
Other TD&A	-3.8%	9.4%	-5.5%	1.5%	-7.4%	-9.0%	5.6%	2.8%	16.8%	3.6%

Total	-1.8%	5.8%	-0.6%	-0.2%	-4.6%	4.4%	1.1%	4.5%	7.1%	4.2%

Loan Transaction Services:
Loan Facilitation Services	-26.3%	12.7%	-43.8%	-29.6%	-4.1%	-6.2%	1.2%	20.8%	4.8%	4.8%
Default Services	85.3%	69.9%	97.1%	89.7%	66.5%	72.1%	68.8%	69.2%	70.6%	70.3%

Total	17.8%	29.2%	15.9%	14.4%	23.5%	20.7%	21.9%	35.0%	23.4%	25.0%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	10.7%	16.7%	11.1%	8.3%	12.8%	11.9%	10.6%	19.0%	14.3%	13.8%

2. Depreciation and Amortization

Depreciation and Amortization	$37,440	$44,437	$12,613	$11,306	$13,521	$12,831	$14,207	$15,484	$14,746	$57,268
Purchase Price Amortization	29,307	31,961	10,627	8,980	9,700	11,428	10,670	10,316	10,975	43,389
Other Amortization	1,648	1,454	579	594	475	496	602	452	400	1,950

Total Depreciation and Amortization	$68,395	$77,852	$23,819	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121	$102,607

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$14,772	$10,822	$5,790	$4,295	$4,687	$3,235	$3,607	$3,645	$3,570	$14,057
Stock Acceleration Expense	138	—	—	138	—	—	—	—	—	—

Total Stock Compensation Expense	$14,910	$10,822	$5,790	$4,433	$4,687	$3,235	$3,607	$3,645	$3,570	$14,057

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Nine Months Ended Sept 30,		Quarter Ended							Full Year
	2008	2007	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. EBIT — Consolidated

Revenue	$1,385,784	$1,251,902	$472,678	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428	$1,690,568
Cost of Sales	887,218	788,478	302,081	294,963	290,174	270,169	261,655	269,042	257,781	1,058,647
Selling, General and Administrative Expenses	178,745	160,600	59,746	60,782	58,217	47,259	51,528	55,603	53,469	207,859

Operating Income	319,821	302,824	110,851	104,635	104,335	121,238	112,281	100,365	90,178	424,062

Less Non-recurring Charges:
Restructuring Costs	2,353	—	—	2,353	—	(4,235)	—	—	—	(4,235)
LPS Spin Related Costs	2,963	—	—	1,960	1,003	—	—	—	—	—
Acceleration of Performance-Based Shares	138	—	—	138	—	—	—	—	—	—

EBIT, as adjusted	$325,275	$302,824	$110,851	$109,086	$105,338	$117,003	$112,281	$100,365	$90,178	$419,827

EBIT Margin, as adjusted	23.5%	24.2%	23.5%	23.7%	23.3%	26.7%	26.4%	23.6%	22.5%	24.8%

Depreciation and Amortization	$68,395	$77,852	$23,819	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121	$102,607

2. EBIT — Technology, Data and Analytics

Revenue	$416,532	$424,234	$138,964	$141,744	$135,824	$145,912	$139,849	$142,009	$142,376	$570,146
Cost of Sales	229,487	238,699	73,980	81,397	74,110	75,048	78,391	78,187	82,121	313,747
Selling, General and Administrative Expenses	49,519	49,095	15,790	17,471	16,258	15,675	16,319	16,954	15,822	64,770

Operating Income	137,526	136,440	49,194	42,876	45,456	55,189	45,139	46,868	44,433	191,629

Less Non-recurring Charges:
Restructuring Costs	2,178	—	—	2,178	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$139,704	$136,440	$49,194	$45,054	$45,456	$55,189	$45,139	$46,868	$44,433	$191,629

EBIT Margin, as adjusted	33.5%	32.2%	35.4%	31.8%	33.5%	37.8%	32.3%	33.0%	31.2%	33.6%

Depreciation and Amortization	$45,216	$52,577	$15,230	$13,971	$16,015	$16,143	$16,958	$17,437	$18,182	$68,720

3. EBIT — Loan Transaction Services

Revenue	$977,966	$830,185	$335,389	$322,347	$320,230	$295,694	$289,256	$281,677	$259,252	$1,125,879
Cost of Sales	666,597	553,762	229,804	217,337	219,456	196,412	184,595	192,174	176,993	750,174
Selling, General and Administrative Expenses	86,153	83,104	28,324	29,366	28,463	27,028	28,351	27,711	27,042	110,132

Operating Income	225,216	193,319	77,261	75,644	72,311	72,254	76,310	61,792	55,217	265,573

Less Non-recurring Charges:
Restructuring Costs	163	—	—	163	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$225,379	$193,319	$77,261	$75,807	$72,311	$72,254	$76,310	$61,792	$55,217	$265,573

EBIT Margin, as adjusted	23.0%	23.3%	23.0%	23.5%	22.6%	24.4%	26.4%	21.9%	21.3%	23.6%

Depreciation and Amortization	$18,165	$21,498	$6,669	$5,310	$6,186	$7,254	$7,279	$7,449	$6,770	$28,752

4. EBIT — Corporate and Other

Revenue	$(8,714)	$(2,517)	$(1,675)	$(3,711)	$(3,328)	$(2,940)	$(3,641)	$1,324	$(200)	$(5,457)
Cost of Sales	(8,866)	(3,983)	(1,703)	(3,771)	(3,392)	(1,291)	(1,331)	(1,319)	(1,333)	(5,274)
Selling, General and Administrative Expenses	43,073	28,401	15,632	13,945	13,496	4,556	6,858	10,938	10,605	32,957

Operating Income	(42,921)	(26,935)	(15,604)	(13,885)	(13,432)	(6,205)	(9,168)	(8,295)	(9,472)	(33,140)

Less Non-recurring Charges:
Restructuring Costs	12	—	—	12	—	(4,235)	—	—	—	(4,235)
LPS Spin Related Costs	2,963	—	—	1,960	1,003	—	—	—	—	—
Acceleration of Performance-Based Shares	138	—	—	138	—	—	—	—	—	—

EBIT, as adjusted	$(39,808)	$(26,935)	$(15,604)	$(11,775)	$(12,429)	$(10,440)	$(9,168)	$(8,295)	$(9,472)	$(37,375)

Depreciation and Amortization	$5,014	$3,777	$1,920	$1,599	$1,495	$1,357	$1,242	$1,366	$1,169	$5,135

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Nine Months Ended Sept 30,		Quarter Ended							Full Year
	2008	2007	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
5. Net Earnings — Reconciliation

Net Earnings	$176,559	$183,036	$51,281	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539	$256,805
Less Non-recurring Charges:
Restructuring Costs, net of tax	1,440	—	—	1,440	—	(2,596)	—	—	—	(2,596)
LPS Spin Related Costs, net of tax	1,814	—	—	1,200	614	—	—	—	—	—
Acceleration of Performance-Based Shares, net of tax	84	—	—	84	—	—	—	—	—	—

Net Earnings, excluding non-recurring items	179,897	183,036	51,281	66,270	62,346	71,173	67,991	60,506	54,539	254,209
Pro Forma Interest Expense, net of tax (1)	28,131	45,035	—	13,951	14,180	14,588	14,805	15,326	14,904	59,623

Pro Forma Net Earnings	151,766	138,001	51,281	52,319	48,166	56,585	53,186	45,180	39,635	194,586
Purchase Price Amortization, net of tax	17,936	19,590	6,504	5,496	5,936	7,005	6,540	6,323	6,727	26,595

Pro Forma Adjusted Net Earnings	$169,702	$157,591	$57,785	$57,815	$54,102	$63,590	$59,726	$51,503	$46,362	$221,181

Pro Forma Net Earnings Per Share	$1.58	$1.41	$0.54	$0.55	$0.49	$0.58	$0.54	$0.46	$0.41	$1.99

Pro Forma Adjusted Net Earnings Per Share (2)	$1.77	$1.61	$0.61	$0.61	$0.55	$0.65	$0.61	$0.53	$0.47	$2.26

Pro Forma Diluted Weighted Average Shares (2)	95,963	97,697	95,223	95,070	97,597	97,697	97,697	97,697	97,697	97,697

6. Cashflow — Reconciliation

Cash Flows from Operating Activities:
Net Earnings	$176,559	$183,036	$51,281	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539	$256,805
Less Non-recurring Charges:
Restructuring Costs, net of tax	1,440	—	—	1,440	—	(2,596)	—	—	—	(2,596)
LPS Spin Related Costs, net of tax	1,814	—	—	1,200	614	—	—	—	—	—

Net Earnings, excluding non-recurring items	179,813	183,036	51,281	66,186	62,346	71,173	67,991	60,506	54,539	254,209
Pro Forma Interest Expense, net of tax	28,131	45,035	—	13,951	14,180	14,588	14,805	15,326	14,904	59,623

Pro Forma Adjusted Net Earnings	151,682	138,001	51,281	52,235	48,166	56,585	53,186	45,180	39,635	194,586
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	93,177	105,592	32,420	18,262	42,495	27,980	30,213	31,633	43,745	133,571
Working capital adjustments	(22,444)	(93,479)	26,908	(91,474)	42,122	(13,903)	(36,445)	(26,149)	(30,885)	(107,382)

Net cash provided by (used in) operating activities	222,415	150,113	110,609	(20,977)	132,783	70,662	46,954	50,664	52,495	220,775

Capital expenditures included in investing activities	(38,342)	(34,484)	(13,205)	(14,344)	(10,793)	(36,068)	(9,448)	(14,531)	(10,505)	(70,552)

Pro Forma Adjusted Net Free Cashflow	$184,073	$115,629	$97,404	$(35,321)	$121,990	$34,594	$37,506	$36,133	$41,990	$150,223

Notes:

(1)	Pro forma interest expense for each of the six quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $5.7 million for the year ended December 31, 2007 and $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(2)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94.6 million shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.